Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is made and entered into as of this April 17th 2019 by and between Anthony C. Humpage, (“Executive”), and Legacy Education Alliance, Inc. on behalf of itself and its subsidiary and affiliated companies, and their respective successors and assigns (collectively “the Company”). Executive and the Company are collectively referred to as the Parties throughout this Agreement.

Recitals

WHEREAS, Executive and the Company are parties to that certain Executive Employment Agreement dated September 1, 2017 (the “Employment Agreement”) pursuant to which the Company employed Executive as its Chief Executive Officer; and

WHEREAS, Executive’s employment with the Company terminated on April 2, 2019;

NOW, THEREFORE, in consideration of the mutual covenants, promises, and conditions expressed in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties agree as follows:

1. Termination of Employment. Executive acknowledges and agrees that Executive’s last day of employment with the Company was April 2, 2019 (“Separation Date”). Executive further acknowledges and agrees that the Company has paid the Executive all salary due through the Separation Date. Company shall pay Executive accrued but unused PTO through January 15, 2019, to the extent the same has not already been paid, on the first payroll period following this Agreement becoming effective. Executive acknowledges and agrees that this Paragraph 1 sets forth all of the compensation payable to Executive by the Company and Executive hereby waives any and all claims to salary, incentive payments, bonuses, or benefits of any kind, except as expressly provided for in this Section 1 or as otherwise required by law.

2. Contingent Vesting of Shares. Provided Executive has fully performed his obligations under this Agreement, (i) 125,000 shares of unvested restricted Company stock awarded to Executive on or about August 19, 2016; (ii) 25,000 shares of unvested restricted Company stock awarded to Executive on or about May 31, 2017; and (iii) an additional 25,000 shares of unvested restricted Company stock also awarded to Executive on or about May 31, 2017 (collectively, “Contingent Vesting Shares”), shall not be forfeited, but shall instead vest on the dates such restricted shares would have vested under the terms of their respective Grant Notices and Award Agreements between the Company and Executive pursuant to which the Contingent Vesting Shares were awarded, i.e., (i) August 19, 2019, (ii) May 31, 2019 and, (iii) May 31, 2020, respectively. Except with respect to such vesting periods, and notwithstanding Section 9. Entire Agreement, below, the Contingent Vesting Shares shall remain subject to the terms and conditions of their respective Grant Notices and Award Agreements, including, but not limited to, the provisions governing the vesting of the Contingent Vesting Shares upon a Change of Control, as defined in the respective Award Agreements.

3. Separation Benefit. In lieu of any separation benefits payable to Executive under Section 7 Termination of Employment of the Employment Agreement and in consideration of the releases Executive grants pursuant to Section of 4 of this Agreement, the Company shall provide Executive the following benefits (collectively “Separation Benefit”):

(a) continuation through December 31, 2019 of Executive’s weekly base rate of pay as of the Separation Date, less all applicable withholding taxes and any other amounts required by law to be withheld, payable in bi-weekly installments concurrently with the Company’s regularly scheduled pay periods (“Separation Payment”); provided, however that in the event of a Change of Control (as defined below), any unpaid installments of the Separation Payment remaining as of the date of such Change of Control shall become immediately due and payable to Executive. For purposes hereof, a “Change of Control” shall be deemed to occur upon:

(i) any “person” as such term is used in Sections l3(d) and 14(d) of the Exchange Act (other than LEAI, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of LEAI in substantially the same proportions as their ownership of common stock of LEAI), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of LEAI representing fifty percent (50%) or more of the combined voting power of LEAI’s then outstanding securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this Section 3(a)) whose election by the Board or nomination for election by LEAI’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) a merger, consolidation, reorganization, or other business combination of LEAI with any other entity, other than a merger or consolidation which would result in the voting securities of LEAI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of LEAI or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of LEAI (or similar transaction) in which no person acquires thirty percent (30%) or more of the combined voting power of LEAI’s then outstanding securities shall not constitute a Change in Control; or

(iv) the shareholders of LEAI approve a plan of complete liquidation of LEAI or the consummation of the sale or disposition by LEAI of all or substantially all of LEAI’s assets other than (x) the sale or disposition of all or substantially all of the assets of LEAI to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of LEAI at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of LEAI;

(b) reimbursement through the date Executive first becomes eligible for Medicare of Executive’s COBRA premiums payable by Executive for the same types and limits of coverages maintained by Executive through the Company benefit plans as of the Separation Date; and

(c) participation in the Company’s Annual Incentive Compensation plan for 2019, if any, as provided for in Paragraph 3(b) of the Employment Agreement, such participation being prorated through the Separation Date.

4. Waiver and Release. (a) In exchange for the Separation Benefit provided by the Company pursuant to Section 3 above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Executive on behalf of Executive and Executive’s past, present and future agents, representatives, attorneys, heirs, executors, successors and assigns, and all other persons connected therewith, hereby releases and forever discharges the Company, and all of its past, present and future agents, representatives, principals, attorneys, affiliates, subsidiaries, owners, members, shareholders, officers, directors, employees, successors, and assigns (collectively the “Released Parties”), of and from any and all legal, equitable or other claims, demands, setoffs, defenses, contracts, accounts, suits, debts, agreements, actions, causes of action, sums of money, judgments, findings, controversies, disputes, or past, present and future duties, responsibilities, obligations, or suits at law and/or equity of whatsoever kind, from the beginning of time to the date hereof, including without limitation, any and all actions, causes of action, claims, counterclaims, third party claims, and any and all other federal, state, local and/or municipality statutes, Laws and/or regulations and any ordinance and/or common law pertaining to employment and any and all other claims, counterclaims and/or third party claims which have been or which could have been asserted against any party in any court, arbitration or other forum involving the subject matter of the Agreement. Executive declares and represents that the Executive has been paid all wages or other compensation owed by any or all of the Released Parties and represents that he has not suffered any on-the-job injuries or work-related accidents or injuries, occupational diseases or disabilities, whether temporary, permanent, partial, or total, for which the Executive has not been fully compensated. Executive further agrees that he has been granted all leave, including all leave under the Family and Medical Leave Act, to which he may have been entitled, if any.

(b) By signing this Agreement, Executive knowingly and voluntarily fully releases and forever discharges the Released Parties of and from all claims, demands, and liability of any kind arising under any statute, law or ordinance pertaining to employment, including, without limitation, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the National Labor Relations Act, the Americans with Disabilities Act, any state human rights act, or the Age Discrimination in Employment Act (“ADEA”). It is understood that the acceptance of this Agreement by the Released Parties is not to be construed as an admission of liability on their part. Executive further understands and agrees that this Agreement is intended to cover all actions, causes of action, claims, and demands for damages, loss or injury arising from the beginning of time until the date of this Agreement, whether presently known or unknown to the Executive.

(c) In accordance with provisions of the ADEA, as amended, 29 U.S.C. §601-634, the Executive was provided a period of twenty-one (21) days from the date of receiving this Agreement on April 2, 2019 to review the waiver of rights under the ADEA and sign this Agreement. Furthermore, the Executive has seven (7) days after the date of signing the Agreement (“Revocation Period’’) to revoke the Executive’s consent. This Agreement shall not become effective or enforceable until the Revocation Period has expired. If the Executive does not deliver a written revocation to James E. May, Interim CEO, c/o Legacy Education Alliance, Inc., 1612 E. Cape Coral Parkway, Cape Coral, FL 33904, before the Revocation Period expires, this Agreement will become effective.

(d) Executive is hereby advised to consult with an attorney prior to executing this Agreement. The Executive acknowledges that he has been given a reasonable time in which to consider the Agreement and seek such consultation and warrants that the Executive has consulted with knowledgeable persons concerning the effect of this Agreement and all rights that the Executive might have under any and all state and federal law relating to employment and employment discrimination. The Executive fully understands these rights and that by signing this Agreement the Executive forfeits all rights to sue the Released Parties for matters relating to or arising out of employment and termination. The Executive may preserve a legal right to sue by refusing to sign this Agreement, in which case the Executive will not receive the Separation Benefit.

5. Non-Disparagement. Executive agrees not to take any action or make or condone any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely or encourages any adverse action against the Company or any of the Released Parties. In response to inquiries from third parties, Executive shall state only that the Executive separated from the Company on mutually acceptable terms, except to the extent that Company has authorized, in writing, the disclosure by Executive of additional information regarding Executive’s employment and/or separation from employment Executive also agrees that he will not seek reemployment with the Company or work on the property of the Company or any related entity as a contractor or in any other capacity at any time in the future. The Company’s employment records will state that Executive separated from the Company on mutually acceptable terms and Company shall instruct its Board of Directors not to disparage Executive and use commercial best efforts to make sure the instruction is followed. Notwithstanding the foregoing, or anything in the Confidentiality Agreement (as defined in Section 11, below), Executive is not prohibited from reporting possible violations of federal or state law or regulation to any governmental agency, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

6. Cooperation. Executive shall, from time to time, perform such other acts and execute and deliver any and all such other instruments, documents or letters as may be required by law or as Company reasonably requests to establish, maintain and protect the rights and remedies of Company and to carry out the intent and purpose of this Agreement. Without limiting the generality of the foregoing, Executive shall execute and deliver any and all documents necessary or appropriate to remove Executive as an authorized signatory to any and all bank accounts and other financial accounts. In addition, Executive shall provide such assistance, cooperation, consultation, and information as the Company may reasonably request from time to time with respect to matters affecting or related to the Company and in which Executive was involved or has knowledge, including, but not limited to, governmental investigations, contracts, litigation, strategic transactions, and financial matters. The Company shall reimburse Executive for any reasonable out-of pocket expenses Executive in performing such acts and in executing, delivering instruments, documents, or letters.

7. No Admission of Liability. This Agreement shall not in any way be construed as an admission by either party that it has acted wrongfully with respect to the other, or that either party has any rights whatsoever against the other.

8. Services as Company Director. The Parties acknowledge that, notwithstanding the termination of Executive’s employment with the Company, and subject both to the laws of the state in which the Company is organized and to the Company’s articles of incorporation and bylaws, Executive may continue to serve on the Board of Directors of the Company until his current term expires and his successor is elected and qualified at a duly constituted meeting of the stockholders of the Company. So long as Executive is entitled to receive payments of the Separation Payment, Executive shall not be entitled to receive compensation for services provided by Executive as a director of the Company, except as authorized by a majority of the other directors of the Company.

9. Entire Agreement. This Agreement contains the entire agreement of the Parties and replaces any prior or contemporaneous written or oral representations or understandings about this matter. This Agreement may not be changed except in writing signed by the Parties or their respective attorneys.

10. Governing Law. This Agreement and all of the terms and conditions hereof, shall be construed and interpreted in accordance with the laws of Florida. Should it become necessary for either party to bring action to enforce this Agreement, such action shall be brought in the state or federal courts in and for Lee County, Florida.

11. Knowing and Voluntary Assent. The parties represent that they have had an opportunity to retain legal counsel to represent them in connection with this matter, that they have been advised of the legal effect and consequences of this Agreement, that they have entered into this Agreement knowingly, freely and voluntarily of their own volition, and that they have not been coerced, forced, harassed, threatened or otherwise unduly pressured to enter into this Agreement.

12. Confidential Information, etc. Executive hereby ratifies and affirms, and agrees to fully and faithfully perform Executive’s obligations under the “Confidentiality, Non-Compete and Non-Solicitation Agreement (Executive)” dated September 1, 2017 by and between the Company, and Executive (“Confidentiality Agreement”), including, but not limited to, Section 2 (Proprietary Rights), Section 3 (Covenant Not to Compete), Section 4 (Covenant Not to Solicit Customers/Clients), Section 5 (Covenant Not to Solicit Executives, Independent Contractors and/or Vendors), and Section 6 (Covenant Not to Violate Company Confidences). Executive further acknowledges and agrees that such obligations survive the termination of Executive’s employment with the Company in accordance with the terms of the Confidentiality Agreement.

13. Severability/Waiver. In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the law, such unenforceability shall not affect any other provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

14. Amendments and Modifications, Successors and Assigns. This Agreement may not be amended or modified except in writing signed by Executive and an authorized representative with actual authority to bind the Company, specifically stating that it is an Amendment to this Agreement. Executive and Company expressly agree that this Agreement, and all of the obligations thereunder, are binding on their respective successors and assigns. In the event of a Change in Control of Company that results in a successor entity, Company expressly agrees to use commercial best efforts to either have the successor entity provide any required ongoing benefits to Executive or, if that is not possible, Company acknowledges it will have to undertake the fulfillment of any remaining ongoing benefits to Executive.

15. Counterparts/Duplicates. This Agreement may be executed in any number of counterparts with the same effect as if each party hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. The parties agree that the delivery of facsimile counterparts followed by the conveyance of originally signed documents shall be sufficient to evidence the parties’ intent for the ratification of this document. This original Agreement or a duplicate copy of the original Agreement shall suffice in an action to enforce any of the terms and conditions herein.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year set forth below.

LEGACY EDUCATION ALLIANCE, INC.		EXECUTIVE

By:	/s/ James E. May	/s/ Anthony C. Humpage
Anthony C. Humpage
Name:	James E. May
		Date:	4/17/19
Title:	Interim CEO

Date:	4/18/19